SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 10, 2011

Community Bank Shares of Indiana, Inc.

(Exact Name of Registrant as Specified in Charter)

Indiana	0-25766	35-1938254
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

101 West Spring Street, New Albany, Indiana 47150
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number including area code (812) 944-2224

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2011, the Board of Directors (the “Board”) of Community Bank Shares of Indiana, Inc. (the “Corporation”) elected Jerry Koetter to the Board to fill the vacancy created by Gordon L. Huncilman’s resignation, which was effective on January 19, 2011.  Mr. Koetter will serve in this position until the Corporation’s 2012 annual shareholder meeting.  Additionally, the Board, after applying the Corporation’s independence criteria, determined that Mr. Koetter is an independent director and appointed him to the Audit Committee.

There are no arrangements or understandings with Mr. Koetter and any other person pursuant to which Mr. Koetter was selected as a director.  In addition, Mr. Koetter is not a party to any transaction with the Corporation that would require disclosure under Item 404(a) of Securities and Exchange Commission’s Regulation S-K.

Mr. Koetter will be compensated for his service on the Board on the same basis as each of the Corporation’s other non-employee directors.  A detailed description of compensation of directors of the Corporation was previously reported in the Corporation’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 7, 2011, and is incorporated herein by reference.

Additional information regarding Mr. Koetter’s appointment is contained in the Corporation’s press release, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a meeting held on April 26, 2011, the Board of the Corporation discussed several corporate governance issues that included a restructuring of the Board’s Executive Committee and a plan to rotate the Board Chairman and Vice-Chairman positions among various Board members over time in an effort to involve more Board members in such capacities. Over the following two weeks, the Board and counsel for the Corporation engaged in internal discussions concerning such matters and the amendments to the Corporation’s Bylaws required to effect such changes.  By way of notice dated May 5, 2011, a special meeting of the Board was set for May 10, 2011, to consider such Bylaws amendments and to consider the composition of all Board committees for the next year.

Pursuant to the authority granted to the Board of the Corporation by the Bylaws, the Board amended the Bylaws of the Corporation at its meeting on May 10, 2011, as follows:

•
Article IV, Section 4.10 was amended to provide for an entirely ex-officio composition of the Executive Committee of the Corporation which will be comprised of the Chairman and Vice-Chairman of the Board, the Chief Executive Officer of the Corporation and the Chairman and Vice-Chairman of the Board of Directors of the Corporation’s subsidiary, Your Community Bank; and

•
Article V of the Bylaws, which deals with officers of the Corporation, was amended to (i) set forth the  procedure for electing the Chairman and Vice-Chairman, (ii) set forth the duties assigned to the Chairman and Vice-Chairman and (iii)  provide that any person elected as Chairman of the Board or Vice-Chairman of the Board shall serve in such capacity for a maximum of four (4) consecutive one-year terms, whereafter a period of two (2) consecutive years is required to pass before such person is re-eligible to serve again in such capacity.

The foregoing descriptions of the above amendments to the Bylaws do not purport to be complete and are qualified in their entirety by reference to the Amendment to Bylaws, which are attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 8.01.  Other Events.

On May 10, 2011, the Corporation accepted the resignation of Timothy T. Shea as Chairman of the Board and appointed Gary L. Libs as Chairman of the Board and Steven R. Stemler as Vice-Chairman of the Board.

At said May 10, 2011 meeting, the Board made the following Audit Committee, Compensation Committee and Governance/Nominating Committee appointments for the upcoming year:

Audit Committee	Compensation Committee	Governance/Nominating Committee
Norman E. “Ned” Pfau, Jr., Chairman	R. Wayne Estopinal, Chairman	Steven R. Stemler, Chairman
George M. Ballard	Gary L. Libs	George M. Ballard
R. Wayne Estopinal	Norman E. “Ned” Pfau, Jr.	Gary L. Libs
Jerry Koetter	James D. Rickard	James D. Rickard
Timothy T. Shea	Kerry M. Stemler	Kerry M. Stemler

Additional information regarding the matters contained under this Item 8.01 is contained in the Corporation’s press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Number	Description of Exhibits
3.2	Amendment to Bylaws dated May 10, 2011
99.1	Press Release dated May 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANK SHARES OF INDIANA, INC.

Date: May 11, 2011	By:	/s/ James D. Rickard
Name: James D. Rickard
Title: President and CEO

EXHIBIT INDEX

Number	Description of Exhibits
3.2	Amendment to Bylaws dated May 10, 2011
99.1	Press Release dated May 11, 2011